Exhibit 99.1

Aquinox Pharmaceuticals and Neoleukin Therapeutics

announce merger agreement

•	Combined company capitalized with approximately $65M to develop novel immunotherapies

•	Sophisticated computational platform enables new class of de novo protein therapeutics

•	Lead program, NL-201, is a potent IL-2/IL-15 agonist with favorable therapeutic index

•	Conference call on August 6, 2019 at 9 a.m. EDT / 6 a.m. PDT

VANCOUVER, British Columbia and SEATTLE, Washington, August 6, 2019 Aquinox Pharmaceuticals, Inc. (“Aquinox”) (NASDAQ:AQXP) and Neoleukin Therapeutics, Inc. (“Neoleukin”), a privately held biopharmaceutical company utilizing sophisticated computational methods to design de novo protein therapeutics, today announced that the two companies entered into a definitive merger agreement under which Aquinox agreed to the acquisition of Neoleukin, which is expected to close on or about August 8th, 2019. Pursuant to the merger agreement, Aquinox will acquire all of the outstanding capital stock of Neoleukin in exchange for a combination of common and preferred shares. In connection with the merger, Aquinox will be renamed as Neoleukin Therapeutics, Inc., and is expected to trade on the Nasdaq Global Market under the new ticker symbol “NLTX”, concurrent with closing.

The combined company will focus on the development and commercialization of computationally-designed protein therapeutics to address significant unmet medical needs in immuno-oncology, inflammation, and autoimmunity. Neoleukin’s lead product candidate, NL-201, is a de novo protein designed to mimic the therapeutic activity of the cytokines interleukin-2 and interleukin-15 for the treatment of various types of cancer by activating both T-cells and NK-cells to fight cancer, while limiting toxicity with minimal loss of activity.

“Neoleukin Therapeutics is a new company based on sophisticated computational technology licensed from the Institute for Protein Design and the University of Washington that enables us to design and create de novo proteins as therapeutic candidates,” said Jonathan G. Drachman, M.D., CEO of Neoleukin Therapeutics. “In January, our scientific founders published their seminal findings in the journal, Nature. Since then, we have been advancing our lead program, NL-201, toward IND-enabling studies. The merger with Aquinox is transformational for our company, providing additional capital to prepare an IND submission, generate clinical data, develop additional preclinical programs, and advance our computational technology. We believe that cytokine mimetics, or NeoleukinsTM, have the potential to offer enhanced therapeutic effects with fewer toxic side effects.”

“Since announcing our plans to seek and consider strategic alternatives for Aquinox, our priority has been to identify a merger candidate we believe has the potential to continue our mission to help patients and provide meaningful value to our stockholders,” said David J. Main, President & CEO of Aquinox. “Following an extensive evaluation and diligence process, the Aquinox Board of Directors concluded that a merger with Neoleukin, with a strong platform technology, seasoned leadership team, and compelling clinical development plan, offered an excellent opportunity to create such value. We believe Neoleukin represents an attractive merger partner for Aquinox, offering a novel approach to creating de novo proteins for patients with unmet medical need.”

About the Transaction

Pursuant to the merger agreement, Aquinox will acquire all of the outstanding capital stock of Neoleukin in exchange for the issuance of 4,589,787 newly issued shares of Aquinox common stock, which represented approximately 19.5% of the voting power of Aquinox as of immediately prior to the issuance of such shares, and shares of Aquinox convertible preferred stock convertible into a total of 10,194,838 shares of Aquinox common stock upon receipt of the required approval of the Aquinox stockholders under Nasdaq rules. Following completion of the merger and on an as-converted basis, the former Aquinox stockholders will own approximately 61.42% of the combined company’s capital stock and the former Neoleukin stockholders will own 38.58% of the combined company’s capital stock. The shares of convertible preferred stock are not tradeable by the holders of the shares.

In connection with the merger, Aquinox will be renamed as Neoleukin Therapeutics, Inc. and is expected to trade on the Nasdaq under the new ticker symbol NLTX at the time of closing, on or about August 8th, 2019, subject to customary legal and regulatory clearances and procedures. The corporate headquarters for the combined company will be located in Seattle, Washington at Neoleukin’s existing facility.

SVB Leerink is acting as exclusive financial advisor and Cooley LLP is serving as legal counsel to Aquinox. MTS Health Partners is acting as exclusive financial advisor and Fenwick & West LLP is serving as legal counsel to Neoleukin.

Management and Organization

Effective as of the closing of the transaction, Jonathan G. Drachman, M.D. will be the President and Chief Executive Officer of the combined company with Kamran Alam continuing as the interim Chief Financial Officer. Senior leadership of the combined company will also include Daniel Silva, Ph.D. as VP, Head of Research; Umut Ulge, M.D., Ph.D. as VP, Translational Medicine; and Carl Walkey, Ph.D. as VP, Corporate Development. In connection with the merger, David J. Main, President and Chief Executive Officer of Aquinox, will be stepping down.

Additionally, effective as of the closing of the transaction, Gary Bridger, Ph.D., Daniel Levitt, M.D., Ph.D., Richard S. Levy, M.D., David J. Main, Kevin Neu, M.D., and Robert E. Pelzer will resign from the Aquinox’s board of directors and the board of directors of the combined company will be comprised of six directors: Todd Simpson and Sean Nolan will be continuing Board members and will be joined by Cantey Boyd, Managing Director at Baker Brothers Advisors; Jonathan G.

Drachman, CEO, Neoleukin Therapeutics; Sarah B. Noonberg, former Chief Medical Officer at Nohla Therapeutics; and Lewis “Rusty” Williams, former CEO of FivePrime Therapeutics.

Conference Call and Webcast

Management will host a conference call later today for investors regarding this announcement with details as follows:

Conference Call and Webcast Details:

Date: August 6, 2019

Time: 9:00 AM EDT, 6:00 AM PDT

Toll-free: (866) 357-7878

International: (315) 625-3088

Audience Passcode 5457714

Webcast URL: https://edge.media-server.com/mmc/p/ktdhvpdd

The archived webcast will be available on the Investor Relations section of the Aquinox website and the News section of the Neoleukin website approximately two hours after the event and will be available for replay for at least 30 days after the event.

About Aquinox Pharmaceuticals, Inc.

Aquinox Pharmaceuticals, Inc. (NASDAQ:AQXP) is a pharmaceutical company discovering and developing novel therapeutics for conditions marked by inflammation, inflammatory pain, and blood cancers.

About Neoleukin Therapeutics, Inc.

Neoleukin is a privately-held biopharmaceutical company creating next generation immunotherapies using de novo protein design technology. Neoleukin uses sophisticated computational methods to design proteins that demonstrate specific pharmaceutical properties that provide potentially superior therapeutic benefit over native proteins. Neoleukin’s lead product candidate, NL-201, is a combined IL-2 and IL-15 agonist designed to eliminate alpha receptor binding. For more information, please visit the Neoleukin website: www.neoleukin.com.

Cautionary Note on Forward-Looking Statements

Certain of the statements made in this press release are forward looking, including those relating to the benefits of the merger, future management of the Company, Neoleukin’s business, the strategy of the combined company, future operations, advancement of its product candidates and product pipeline, clinical development of the combined company’s product candidates, including expectations regarding timing of regulatory submissions and initiation of clinical trials, regulatory requirements for initiation of clinical trials and registration of product candidates, the sufficiency of its cash resources and other statements containing the words “anticipate,” “believe,” “expect,” “may,” “plan,” “project,” “potential,” “will,” “would,” “could,” “continue,” and similar expressions. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials; our ability to identify or acquire additional clinical candidates, our ability to obtain and maintain regulatory approval for any product candidates and the potential safety, efficacy or clinical utility of or any product candidates, and other factors discussed in the “Risk Factors” section of the Aquinox’s report on Form 10-Q for the quarter ended June 30, 2019 as filed with the Securities and Exchange Commission. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. More information about the risks and uncertainties faced by Aquinox is contained in the company’s Quarterly Report on Form 10-Q for the year ended June 30, 2019, and subsequent reports, filed with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Media

Julie Rathbun

206-769-9219

jrathbun@neoleukin.com

Investors

Solebury Trout

Brian Korb

646-378-2923

bkorb@troutgroup.com